UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

CSB BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-21714	34-1687530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street, P.O. Box 232, Millersburg, OH		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 674-9015

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $6.25 per share	CSBB	OTC-PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

CSB held the 2021 Annual Meeting on April 28, 2021. At the close of business on March 2, 2021, the voting record date, there were 2,742,350 CSB common shares outstanding and entitled to vote. At the 2021 Annual Meeting 2,143,979, or 78.2%, of the outstanding common shares entitled to vote were represented by proxy or in person.  A summary of the matters voted upon by the shareholders and the final voting results for each such matter are set forth below.

(1)	Election of two directors to serve a three-year term expiring at the 2024 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Julian L. Coblentz	1,624,416	29,307	490,256
Eddie L. Steiner	1,640,732	12,991	490,256

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

Vikki G. Briggs

Cheryl M. Kirkbride

Jeffery A. Robb, Sr.

(2)	Approval of an amendment to CSB’s Code of Regulations to allow CSB to conduct shareholder meetings by means of electronic communications equipment (also known as virtual technology):

Number of Votes:
For	Against	Abstain	Broker Non-Votes
1,585,957	50,213	17,553	490,256

(3)	Ratification of the appointment of S.R. Snodgrass, P.C. as CSB’s independent registered public accounting firm for the 2021 fiscal year:

Number of Votes:
For	Against	Abstain	Broker Non-Votes
2,136,633	584	6,762	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and
Chief Financial Officer

Date: April 29, 2021